UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2016

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement. On September 16, 2016, OceanFirst Financial Corp. (the “Company”) and its wholly owned subsidiary, OceanFirst Bank entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters listed on Schedule I to the Underwriting Agreement, for the issuance and sale of $35 million aggregate principal amount of 5.125% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”) at a public offering price equal to 100% of the aggregate principal amounts of the Notes.

The offering of the Notes closed on September 21, 2016. The net proceeds from the sale of the Notes to the Company were approximately $33.95 million, after giving effect to the underwriting discount of 1.50% and estimated expenses of the offering of the Notes. The Company intends to use these net proceeds for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, financing investments and capital expenditures, repurchasing shares of the Company’s common stock and for investments in OceanFirst Bank as regulatory capital.

The Notes have been offered pursuant to a preliminary prospectus supplement and a final prospectus supplement, dated September 14, 2016 and September 16, 2016, respectively, to the prospectus dated September 13, 2016 that was filed as part of the Registration Statement on Form S-3 (File No. 333-213487) under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement was filed with the Securities and Exchange Commission on September 2, 2016, amended on September 9, 2016, and declared effective on September 13, 2016.

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Notes is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the underwriters against certain liabilities arising out of or in connection with the sale of the Notes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture and Notes. The Notes have been issued under a Subordinated Indenture dated as of September 21, 2016 (the “Base Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of September 21, 2016 between the Company and the Trustee (the “First Supplemental Indenture”) (the Base Indenture, and the First Supplemental Indenture are referred to collectively as the “Indenture”). The terms of the Notes are set forth in, and such Notes are governed by, the Indenture.

The Notes will mature on September 30, 2026. From and including September 21, 2016 to but excluding September 30, 2021, the Company will pay interest on the Notes semi-annually in arrears on each March 30 and September 30, commencing March 30, 2017, at a fixed annual interest rate equal to 5.125%. From and including September 30, 2021 to but excluding the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of 392 basis points, payable quarterly in arrears on each March 30, June 30, September 30 and December 30. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. The Company may, beginning with the interest payment date of September 30, 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Company may also redeem the Notes at any time, including prior to September 30, 2021, at the Company’s option, in whole or in part, if: (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. There is no sinking fund for the benefit of Notes, and the Notes are not convertible or exchangeable.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Indenture or other security issued by the Company. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon the Company’s or OceanFirst Bank’s insolvency, receivership, conservatorship, reorganization or similar proceedings, or if there is a liquidation or winding up of the Company’s business.

The Notes are the unsecured, subordinated obligations of the Company and rank (i) junior in right of payment and upon the Company’s liquidation to any existing and all future Senior Indebtedness (as defined in the Indenture) of the Company; (ii) will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors; (iii) equal in right of payment and upon the Company’s liquidation with any of its existing and all future indebtedness of the Company the terms of which provide that such indebtedness ranks equally with the Notes; and (iv) senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes. The Notes are effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including without limitation OceanFirst Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the Base Indenture, the First Supplemental Indenture, and the form of the Notes, copies of which are attached as Exhibits 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On September 16, 2016, the Company issued a press release announcing the pricing of its offering of the Notes, which is furnished hereto as Exhibit 99.1.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 16, 2016, by and among OceanFirst Financial Corp., OceanFirst Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Subordinated Indenture dated September 21, 2016 between OceanFirst Financial Corp. and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture dated September 21, 2016 between OceanFirst Financial Corp. and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.125 % Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Windels Marx Lane & Mittendorf LLP regarding the legality of the Notes.

23.1	Consent of Windels Marx Lane & Mittendorf LLP (included in Exhibit 5.1).

99.1	Press release, dated September 16, 2016.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date hereof, We undertake no obligation to revise or update the forward-looking statements contained herein at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OceanFirst Financial Corp.

Date: September 21, 2016	By:	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated September 16, 2016, by and among OceanFirst Financial Corp., OceanFirst Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Subordinated Indenture dated September 21, 2016 between OceanFirst Financial Corp. and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture dated September 21, 2016 between OceanFirst Financial Corp. and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.125% Fixed-to-Floating Rate Subordinated Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Windels Marx Lane & Mittendorf LLP regarding the legality of the Notes.

23.1	Consent of Windels Marx Lane & Mittendorf LLP (included in Exhibit 5.1).

99.1	Press release, dated September 16, 2016.